Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Stewart E. McClure, Jr. and Gerard Riker hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Somerset Hills Bancorp (the “Company”);

To the best of their knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Stewart E. McClure, Jr.
STEWART E. MCCLURE, JR. President, Chief Executive Officer and Chief Operating Officer

Date: November 7, 2008

By:	/s/ Gerard Riker
GERARD RIKER Executive Vice President and Chief Financial Officer

Date: November 7, 2008